UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 8, 2008
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Amendment of Employment Agreement with Jon Feltheimer
On October 8, 2008, Lions Gate Entertainment Corp. (the “Company”) entered into an Amendment of Employment Agreement (the “Feltheimer Amendment”) with Jon Feltheimer, the Company’s Co-Chairman and Chief Executive Officer. The Feltheimer Amendment amends the employment agreement dated as of September 20, 2006 between the Company and Mr. Feltheimer, as amended on September 18, 2008. Pursuant to the Feltheimer Amendment, Mr. Feltheimer’s (i) term of employment was extended for three additional years, ending March 31, 2014, and (ii) current annual base salary remained at $1,200,000, but, commencing October 8, 2011, his salary will increase in the same proportion as the proportional difference between the “Consumer Price Index for Urban Wage Earners All Items (Los Angeles-Riverside-Orange County, CA),” published by the United States Department of Labor, Bureau of Labor Statistics (the “CPI”) in effect on March 1 of the preceding year and the CPI in effect as of October 8, 2011 and as of each successive anniversary of such date during the term of the agreement.
Mr. Feltheimer was also granted the following: (a) (i) 458,036 time-vesting restricted share units, vesting in three equal annual installments beginning March 31, 2012, and (ii) 458,035 performance-vesting restricted share units (vesting in three annual installments subject to satisfaction of annual Company performance targets approved by the Company’s Compensation Committee for the relevant period, or on a sliding scale basis if the Company performance targets have not been fully met for a particular year), with the first grant eligible to vest on March 31, 2012, the second on March 31, 2013, and the third on March 31, 2014; and (b) on the first day following each three (3) month anniversary of October 8, 2008 that occurs during the term of the agreement and subject to regulatory approval, if required, a number of the Company’s common shares equivalent to Two Hundred Fifty Thousand Dollars ($250,000.00), calculated using the closing price of the Company’s common shares on the last trading day immediately prior to the respective grant date (each a “Quarterly Grant”). If shareholder or regulatory approval of any Quarterly Grant is necessary and is not obtained, Mr. Feltheimer will receive an alternative commensurate compensation. Additionally, in the event that Mr. Feltheimer’s employment is terminated by the Company for cause or due to his death or disability, any future Quarterly Grant shall be forfeited.
The foregoing description of the Feltheimer Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment, a copy of which is attached as Exhibit 10.54 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
See Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.54	Amendment of Employment Agreement between the Company and Jon Feltheimer dated October 8, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2008	LIONS GATE ENTERTAINMENT CORP.
/s/ James Keegan
James Keegan
Chief Financial Officer